Summary Prospectus for New Investors
for Horace Mann Personal Retirement Planner Individual Qualified Flexible Premium Deferred Variable Annuity Contract
Issued by
Horace Mann Life Insurance Company
May 1, 2021
This Summary Prospectus summarizes key features of the Contract (“Horace Mann Personal Retirement Planner Individual Qualified Flexible Premium Deferred Variable Annuity Contract”). Before you invest, You should also review the prospectus for the Horace Mann Personal Retirement Planner Individual Qualified Flexible Premium Deferred Variable Annuity Contract, which contains more information about the Contract, including its features, benefits, and risks. You can find the prospectus and other information about the Contract online at dfinview.com/HoraceMann/TAHD/PRPQ. You can also obtain this information at no cost by calling 1-800-999-1030 or by sending an email request to contactcenterannuity@horacemann.com.
You may cancel Your Contract within 30 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, You will receive any Variable Account Value plus, any fees or charges deducted from the portion of the premium payment(s) allocated to the Variable Account, plus any premium payments allocated to the fixed account. This amount will be reduced by any withdrawals, excluding surrender charges, if applicable, and any outstanding loan balance. If You live in California, return Your Contract within 30 days, and do not direct Your premium to be invested in a stock or bond portfolio, You will be entitled to a refund of the premium and any policy fee paid. If You direct that the premium be invested in a stock or bond portfolio, You will be entitled to a refund of the policy's Account Value on the day the policy is received by the insurance company or agent who sold You this policy, which could be less than the premium You paid for the policy, plus any policy fee paid. We will pay the refund within 10 calendar days after We receive the Contract. Upon return of the Contract, it will be deemed void. You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
The Securities and Exchange Commission has not approved or disapproved this contract or passed upon the adequacy of this summary prospectus. Any representation to the contrary is a criminal offense.
To receive prospectuses and other annuity-related documents electronically, sign-up for eDelivery. Visit https://customer.horacemann.com/MyAccount/Login/Login to register or log in to your account. Your eDelivery preferences can be found on the eCommunications tab in My Profile.
This prospectus and the underlying fund prospectuses are also available online at dfinview.com/HoraceMann/TAHD/PRPQ.
We appreciate your cooperation as we work to reduce the volume of paper we distribute. While we’re committed to providing you with the information you need in the format you prefer, we are always looking for ways to reduce paper use.
Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the shareholder reports for underlying investment options available under your variable annuity contract (“reports”) will no longer be sent by mail, unless you specifically request paper copies of the reports from Horace Mann Life Insurance Company (“HMLIC”). Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
If you already elected to receive reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive reports and other communications from HMLIC electronically by logging into the “my account” section of horacemann.com and clicking on edelivery preferences. Once in the edelivery preferences you can indicate your preference for edelivery. Or, you can call customer service at 1-800-999-1030 and elect to have your reports delivered to you electronically.
You may elect to receive all future reports in paper free of charge. You can inform HMLIC that you wish to continue receiving paper copies of reports by logging into the “my account” section of horacemann.com and electing to receive your shareholder reports in paper. You can also call 1-800-999-1030 and ask customer service to change your election. Your election to receive reports in paper will apply to all underlying investment options available under your variable annuity contract.

Definitions
Account Value: The sum of the Fixed Account Value and the Variable Account Value.
Accumulation Unit: A unit of measurement used to determine the value of a Contract Owner’s interest in a Subaccount before Annuity Payments begin.
Accumulation Unit Value: The value of an Accumulation Unit on any Valuation Date.
Contract: The individual flexible premium deferred variable annuity contract this prospectus offers.
Contract Anniversary: The same day and month as the Issue Date of Your Contract for each succeeding year of Your Contract.
Contract Owner (You, Your): The individual or entity to whom the Contract is issued.
Qualified Retirement Plan: Employer retirement plans established under Internal Revenue Code (IRC) Sections 401(a) or 403(b) or 457(b) and individual retirement arrangements under IRC Sections 408 and 408A.
Separate Account: The Horace Mann Life Insurance Company Separate Account, a segregated variable investment account consisting of Subaccounts each of which invests in a corresponding Underlying Fund. The Separate Account was established by HMLIC under Illinois law and is registered as a unit investment trust under the Investment Company Act of 1940, as amended (the “Act”).
Subaccount: A division of the Separate Account that invests in shares of a corresponding Underlying Fund.
Underlying Funds, Portfolio Companies: All open-end management investment companies registered under the Act that are listed in this document and are available for investment by the Separate Account. The terms Underlying Funds and Portfolio Companies are used interchangeably in this prospectus.
Variable Account Value: The dollar value of the Subaccount(s) under the Contract before Annuity Payments begin. This dollar value will vary based on the investment performance of the corresponding Underlying Fund(s).
Important Information You Should Consider About the Contract
	Fees and Expenses	Location in Statutory Prospectus
Charges For Early Withdrawals	The Contract currently does not include any charges for withdrawals or surrenders from the Contract.	The Contract - Deductions and Expenses - Surrender Charges
Transaction Charges	There are no charges for Contract Owner transactions.	The Contract - Transactions

	Fees and Expenses			Location in Statutory Prospectus
Ongoing Fees and Expenses (Annual Charges)	The table below describes the fees and expenses that You may pay each year, depending on the options You choose. Please refer to Your Contract data page for information about the specific fees You will pay each year based on the options You have elected.	The Contract - Deductions and Expenses - Mortality and Expense Risk Fee (“M&E Fee”)

The Contract - Deductions and Expenses - Annual Maintenance Fee

Additional Information About Fees - Annual Portfolio Company Expenses
	Annual Fee	Minimum	Maximum
	Base Contract	1.28% of the Account Value	1.28% of the Account Value
	Investment Options (Portfolio Company Fees and Expenses)	0.04% as a percentage of Underlying Fund assets	1.21% as a percentage of Underlying Fund assets
	Optional Benefits Available for an Additional Charge (For a Single Optional Benefit , if Elected)	No optional benefits are available.	No optional benefits are available.
Because Your Contract is customizable, the choices You make affect how much You will pay. To help You understand the cost of owning Your Contract, the following table shows the lowest and highest cost You could pay each year, based on current charges. This estimate assumes that You do not take withdrawals from the Contract.
	LOWEST ANNUAL COST:	HIGHEST ANNUAL COST:
	$1,341	$2,510
	Assumes:	Assumes:
• Investment of $100,000
• 5% annual appreciation
• Least expensive combination of Contract classes and Portfolio Company fees and expenses
• No optional benefits
• No sales charges
• No additional purchase payments, transfers or withdrawals	• Investment of $100,000
• 5% annual appreciation
• Most expensive combination of Contract classes, and Portfolio Company fees and expenses
• No optional benefits
• No sales charges
• No additional purchase payments, transfers or withdrawals
Risks
Risk of Loss	You can lose money by investing in this Contract, including loss of principal.			The Contract - Principle Risks of Investing in the Contract - Poor Investment Performance
Not a Short-term Investment	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.
	The benefits of tax deferral also mean the Contract is more beneficial to investors with a long-time horizon.			The Contract - Principle Risks of Investing in the Contract - Poor Investment Performance

	Risks	Location in Statutory Prospectus
Risks Associated with Investment Options	An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the Investment Options available under the Contract (e.g., Underlying Funds).
Each Investment Option (including any fixed account Investment Option) will have its own unique risks.
	You should review these Investment Options before making an investment decision.	Horace Mann Life Insurance Company - The Fixed Account - The Separate Account and the Underlying Funds - The Underlying Funds
Insurance Company Risks	An investment in the Contract is subject to the risks related to Horace Mann Life Insurance Company (HMLIC). Any obligations (including under any fixed account Investment Options), guarantees, or benefits are subject to the claims-paying ability of HMLIC. More information about HMLIC, including its financial strength ratings, is available upon request from HMLIC, and may be obtained by calling 1-800-999-1030 or visiting http://www.horacemann.com/why-us/a-history-of-financial-strength.	Horace Mann Life Insurance Company - The Fixed Account - The Separate Account and the Underlying Funds - The Fixed Account

Horace Mann Life Insurance Company - The Fixed Account - The Separate Account and the Underlying Funds - The Separate Account

The Contract - Deductions and Expenses - Risks We Assume
Restrictions
Investments	HMLIC reserves the right to remove or substitute Underlying Funds as Investment Options that are available under the Contract.
At any time before the Contract’s Annuity Date, You may transfer amounts from one Subaccount to another, and to and from the fixed account of the Contract, subject to certain restrictions.
We reserve the right to restrict or terminate the transfer privilege for any specific Contract Owner if, in Our judgment, the Contract Owner is using the Contract for the purposes of market timing or for any other purpose that We, in Our sole discretion determine to be potentially detrimental to other shareholders of an Underlying Fund.

If HMLIC determines that You are engaging in a pattern of transfers that reflects a market timing strategy or is potentially harmful to other Contract Owners, it will notify You in writing of any restrictions.	Horace Mann Life Insurance Company - The Fixed Account - The Separate Account and the Underlying Funds - The Underlying Funds - Selection of Underlying Funds

The Contract - Transactions - Transfers

The Contract - Transactions - Market Timing
Optional Benefits	No optional benefits are available.

	Taxes	Location in Statutory Prospectus
Tax Implications	An investor should consult with a tax professional to determine the tax implications of an investment in and purchase payments received under the Contract. There is no additional tax benefit to the investor when the Contract is purchased through a tax-qualified plan or individual retirement account (IRA). Withdrawals will be subject to ordinary income tax and may be subject to tax penalties.	Tax Consequences - Taxation of Qualified Contracts
Conflicts of Interest
Investment Professional Compensation	Some investment professionals may receive compensation for selling a contract to investors. This compensation is typically paid in the form of commissions, but the sale of the Contract may also count toward the investment professional’s qualification for receipt of cash and non-cash compensation related to sales incentives or contests. These investment professionals may have a financial incentive to offer or recommend the Contract over another investment.	Other Information - Distribution of the Contract
Exchanges	Some investment professionals may have a financial incentive to offer an investor a new contract in place of the one he or she already owns. That investor should only exchange his or her existing Contract if he or she determines, after comparing the features, fees, and risks of both contracts, that it is preferable for him or her to purchase the new Contract rather than continue to own the existing contract.	The Contract - Transactions - Conversions/ Exchanges
Overview of the Contract
What is the purpose of this Contract, and what is it designed to do?
The purpose of the Contract is to help individuals who are seeking long-term, tax-deferred accumulation of funds. Purchasing the Contract as an investment vehicle for a Qualified Retirement Plan does not provide any additional tax advantage beyond that already available through the Qualified Retirement Plan. Therefore, the individual should have reasons other than tax deferral to purchase this product.
The Contract can be used to supplement Your retirement income by providing accumulated funds that can be used for retirement or by providing a stream of income payments during the payout phase. It also offers death benefits to protect Your designated beneficiaries. This Contract may be appropriate if You have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Underlying Funds.
To determine the Contract You own, look in the bottom left-hand corner of Your Contract for the form number. This prospectus applies to all HMLIC Contracts with a form number of ICC16-469 or IC-469 immediately followed by any combination of 3 letters and/or numbers.
How Do I Accumulate Assets in this Contract and Receive Income from the Contract?
Your Contract has two phases: 1) an accumulation (savings) phase; and 2) a payout (income) phase.
1) Accumulation (Savings) Phase
The accumulation phase is the period of time (often several years or even decades) during which You are making premium payments into Your Contract. To help You accumulate assets, You can invest Your premium payments in:
•	Portfolio Companies (mutual funds), a broad range of varying asset categories (such as lifecycle/target date, large company value, small company growth, and bond funds, among others). Each has its own investment strategies, investment advisers, expense ratios, and returns; and
•	a fixed account option, which offers a guaranteed interest rate during a selected period. The guaranteed rate is established at issue and will be re-determined every 5 years thereafter, but will never be less than 1%. The fixed account is part of HMLIC’s general account.

A list of Portfolio Companies in which You can invest is provided in Appendix A: Portfolio Companies Available Under the Contract, located in the back of the prospectus along with their primary investment objectives, the adviser, current expenses and performance information for each Underlying Fund.
2) Payout (Income) Phase
You can elect to annuitize Your Contract and turn Your Account Value into a stream of income payments (sometimes called Annuity Payments), at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for Your entire life, or for the longer of a fixed period or Your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the Investment Options You select.
Please note that if You annuitize, Your investments will be converted to income payments and You may no longer be able to choose to withdraw money at will from Your Contract. All death benefits terminate upon annuitization.
What are the Primary Features and Options that this Contract Offers?
Accessing Your money. Until You annuitize, You have full access to Your money. You can choose to withdraw Your Account Value at any time (although if You withdraw early, You may have to pay income taxes, including a penalty tax if You are younger than age 59 ½).
Loans. Loans may be available in certain Qualified Contracts, except for IRA contracts issued under IRC Sections 408 and 408A, if allowed by the Qualified Retirement Plan. The terms of such loans are subject to the provisions of the plan and the IRC.
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on Your investments are generally tax-deferred. You are taxed only when: (1) You make a withdrawal; (2) You receive an income payment from the Contract; or (3) upon payment of a death benefit.
Systematic Withdrawals. Before Commencement of an Annuity Period, You may select systematic withdrawals. You may choose monthly, quarterly, semi-annual or annual withdrawals, with the exception of Required Minimum Distributions which are paid annually. As with any withdrawal, systematic withdrawals will reduce the Account Value of the Contract.
Death benefits. Your Contract includes a basic death benefit that will pay Your designated beneficiaries the greater of: (1) the Account Value; or (2) the Net Premium paid, less an adjustment for any withdrawals and a reduction for any outstanding loan balance. An adjustment for any withdrawal is determined by dividing the withdrawal amount by the Account Value immediately prior to the withdrawal and multiplying the resulting fraction by the death benefit immediately prior to the withdrawal.
Portfolio rebalancing and dollar cost averaging. At no additional charge, You may select portfolio rebalancing, which automatically rebalances the Investment Options You select to maintain Your chosen mix of Investment Options. Alternately, at no additional charge, You may select dollar cost averaging, which automatically transfers a specific amount of money from the fixed account to the Investment Options You have selected, at set intervals over a specific period of time.
Benefits Available Under the Contract
The following table summarizes information about the benefits available under the Contract.
Name of benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Death Benefit	If You die before the Annuity Date and while the Contract is in force, pays Your designated beneficiaries the greater of: (1) the Account Value; or (2) the Net Premium paid, less an adjustment for any withdrawals and a reduction for any outstanding loan	Standard	None	None

Name of benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
balance.
Portfolio Rebalancing	Automatically rebalances the Investment Options You select (either monthly, quarterly or annually) to maintain Your chosen mix of investment option	Standard	None	Cannot use with the dollar cost averaging option. Only available during the accumulation phase. Subject to portfolio restrictions.
Dollar Cost Averaging	Automatically transfers a specific amount of money from the Fixed Account to the Investment Options You have selected, at set intervals over a specific period of time.	Standard	None	Cannot use with the portfolio rebalancing option. Only available during the accumulation phase. Subject to portfolio restrictions.
Systematic Withdrawals	Automatically withdraws money (either monthly, quarterly, semi-annually or annually) from the Investment Options You select. The amount of the withdrawals are determined by the systematic withdrawal option you select.	Standard	None	Cannot use with the dollar cost averaging option. Only available during the accumulation phase. Subject to portfolio restrictions.
Buying the Contract
How Do I Purchase the Personal Retirement Planner Qualified Variable Annuity Contract?
To purchase a Contract, You must complete an application bearing all requested signatures and a client profile form, in those instances when the purchase of this product was the result of a recommendation. For 457(b) and 401 Contracts the employer will purchase the Contract on behalf of the employee, but the employee will be required to complete an application and client profile form in those instances, when the purchase of this product was the result of a recommendation.
How Much Can I Contribute and How are My Contributions Invested?
Your premium payments will be invested in the Investment Options that You choose.
Qualified Policies (Purchased using pre-tax dollars)
Minimum Initial Annual Premium	$25 per month
Minimum Subsequent Annual Premiums	$300 annually
Maximum Subsequent Premiums (per Contract Year after 1st Contract Anniversary)	As permitted by IRS regulations
Maximum Total Premiums	$1,000,000 without Our prior approval

After Your initial premium payment, You are not required to make any additional premium payments under Your Contract.
When Will Any Premium Payments that I Make be Credited to My Account?
Net Premium payments allocated to the Separate Account will be applied at the applicable Accumulation Unit Value next determined following receipt in good form (sufficiently clear so that We do not need to exercise any discretion to follow such instructions). The minimum premium payment for the Contract is $25 per month or $300 per year. HMLIC limits the maximum cumulative premium to $1 million without Our prior approval. After the first Contract Year, We reserve the right to limit premium payments to a maximum of $25,000 each Contract Year.
If a registered representative recommended and completed the application and associated forms, the appropriate broker-dealer has approved the suitability and best interest of the sale, Your application is complete and Your initial premium payment has been received at Our Home Office, We will issue Your Contract within two business days of its receipt, and credit Your initial Net Premium to Your Contract.
If an incomplete application is received, HMLIC will promptly request additional information needed to process the application. Any initial premium payment received by HMLIC will be held in a suspense account, without interest, for a period not exceeding five business days unless otherwise directed by the applicant. If the necessary information is not received within these five business days HMLIC will return any initial premium payment received by HMLIC, unless otherwise directed by the applicant.
Allocation of Net Premiums—When You complete Your application, You will give Us instructions on how to allocate Your Net Premium payments among the fixed account and/or the available Subaccounts. The amount You direct to a particular Subaccount or to the fixed account must be in whole number percentages from 5% to 100% of the Net Premium payment. If You make additional premium payments, We will allocate the Net Premiums in the same manner as Your initial Net Premium payment. A request to change the allocation of premium payments will be effective on the Valuation Date of receipt of the request in good form.
Premium payments allocated to the Separate Account are credited on the basis of Accumulation Unit Value. The number of Accumulation Units purchased by Your premium payments is determined by dividing the dollar amount credited to each Subaccount by the applicable Accumulation Unit Value next determined following receipt of the payment at Our Home Office. The value of an Accumulation Unit is affected by the investment experience of the Underlying Fund, expenses and the deduction of certain charges under the Contract.
Accumulation Units are valued on each Valuation Date. If We receive Your premium payment before 3:00 p.m. Central Time (or before the close of the NYSE, if earlier), We will process the order using the applicable Subaccount Accumulation Unit Value determined at the close of that Valuation Date. If We receive Your premium payment at or after 3:00 p.m. Central Time (or at or after the close of the NYSE if earlier), We will process the order using the applicable Subaccount Accumulation Unit Value determined at the close of the next Valuation Date.
Making Withdrawals: Accessing the Money in Your Contract
Can I Access the Money in My Account During the Asset Accumulations (Savings) Phase?
Yes. However, withdrawal of Account Value from Qualified Contracts (other than traditional IRAs and Roth IRAs) are subject to any restrictions imposed by the Internal Revenue Code (IRC) or under the Qualified Retirement Plan. However, if not restricted by the IRC or Qualified Retirement Plan under which the Contract is issued, You may surrender the Contract or withdraw part of Your Account Value for cash before Annuity Payments begin.
What is the Process to Request a Withdrawal of Money from My Contract?
You may request a surrender or a partial withdrawal by submitting a signed, HMLIC form to HMLIC at Our Home Office at P.O. Box 4657, Springfield, Illinois 62708-4657. The kind of HMLIC form to be used will depend on whether any proceeds from the withdrawal/surrender are to be sent to any party other than the Contract Owner. A Contract Owner may request a HMLIC withdrawal/surrender form by writing to P.O. Box 4657, Springfield, Illinois 62708-4657or by calling 800-999-1030 or may download the form on Our secure website at horacemann.com.
For each withdrawal, You may specify the account(s) from which the withdrawal will be deducted. Unless You specify otherwise, withdrawals will be deducted from the fixed account and the Subaccount(s), each in proportion to their share of the sum of the Account Value in these accounts. The Account Value will be reduced by the amount We distribute, per Your request, any applicable surrender charges and/or any applicable taxes. Withdrawals from the Contract will reduce the Account Value, the amount available to purchase Annuity Payments under the Contract, and the Death Benefit. Any partial withdrawal is subject to a $100 minimum and may not reduce the Contract Owner’s Account Value to less than $100.

The surrender or partial withdrawal of Variable Account Value (including a rollover, exchange, etc.) is determined on the basis of the accumulation Unit Value. Withdrawals and surrenders will be processed either on a Valuation Date specified by You in a request, provided the Valuation Date specified occurs on or after receipt of the request in good form at Our Home Office, or on the Valuation Date following the receipt of such request in good form at Our Home Office. HMLIC ordinarily completes a transaction within seven calendar days after receipt of a request in good form for a partial withdrawal or surrender.
Can I Access the Money in My Account During the Annuity (Income) Phase?
You will receive payments under the Annuity Payment option You select. However, You generally may not take any other withdrawals.
Additional Information About Fees
The following tables describe the fees and expenses that You will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to Your Contract specification page for information about the specific fees You will pay each year based on the options You have elected.
The first table describes the fees and expenses that You will pay at the time that You buy the Contract, surrender or make withdrawals from the Contract, or transfer Account Value between Investment Options. State premium taxes may also be deducted.
Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments)	None
Deferred Sales Load (or Surrender Charge) (as a percentage of amount surrendered)	None
Exchange Fee	None
The next table describes the fees and expenses that You will pay each year during the time that You own the Contract (not including Portfolio Company fees and expenses).
Annual Contract Expenses
Administrative Expenses (1)	$ 35 (2)
Base Contract Expenses (as a percentage of average Account Value)	1.25%
Optional Benefit Expenses (as a percentage of benefit base or other (e.g., average Account Value))	N/A
Loan Interest	8%
(1)	We sometimes use multiple Contract numbers, with the same first nine digits in the numbers, to segregate multiple sources of funds for a Contract Owner, such as employee versus employer. In these situations, We will deduct only one annual maintenance fee per year for those multiple Contract numbers. We reserve the right to change the annual maintenance fee for Contracts issued in the future.
(2)	For Contracts issued on and After May 1, 2019.
The next item shows the minimum and maximum total operating expenses charged by the Portfolio Companies that You may pay periodically during the time that You own the Contract. A complete list of Portfolio Companies available under the Contract, including their annual expenses, may be found at the back of this document.
Annual Portfolio Company Expenses	Minimum	Maximum
(expenses that are deducted from Portfolio Company assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.04%	1.21%
Example
This Example is intended to help You compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses, and Annual Portfolio Company Expenses.
The Example assumes that You invest $100,000 in the Contract for the time periods indicated. The Example also assumes that Your investment has a 5% return each year and assumes the most expensive combination of Annual Portfolio Company Expenses and optional benefits available for an additional charge. Although Your actual costs may be higher or lower, based on these assumptions, Your costs would be:

$35 Administrative Expense
If You surrender Your Contract at the end of the applicable time period:	1 year	3 years	5 years	10 years
	$2,510	$7,712	$13,166	$27,990
$25 Administrative Expense
If You surrender Your Contract at the end of the applicable time period:	1 year	3 years	5 years	10 years
	$2,500	$7,682	$13,118	$27,902

Appendix A: Portfolio Companies Available Under the Contract
The following is a list of Portfolio Companies available under the Contract. More information about the Portfolio Companies is available in the prospectuses for the Portfolio Companies, which may be amended from time to time and can be found online at dfinview.com/HoraceMann/TAHD/PRPQ. You can also request this information at no cost by calling 1-800-999-1030 or by sending an email request to contactcenterannuity@horacemann.com.
The current expenses and performance information below reflects fees and expenses of the Portfolio Companies, but do not reflect the other fees and expenses that Your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Portfolio Company’s past performance is not necessarily an indication of future performance.
Type/Investment Objective	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1-year	5-year	10-year/ Since Inception	Inception Date
Lifecycle/Target date funds	Vanguard ® Retirement Income Fund / The Vanguard Group, Inc.	0.12%	10.02%	6.86%	5.88%
Lifecycle/Target date funds	Vanguard ® 2020 Fund / The Vanguard Group, Inc.	0.13%	12.04%	9.02%	7.93%
Lifecycle/Target date funds	Vanguard ® 2025 Fund / The Vanguard Group, Inc.	0.13%	13.30%	9.88%	8.54%
Lifecycle/Target date funds	Vanguard ® 2030 Fund / The Vanguard Group, Inc.	0.14%	14.10%	10.51%	9.04%
Lifecycle/Target date funds	Vanguard ® 2035 Fund/ The Vanguard Group, Inc.	0.14%	14.79%	11.11%	9.51%
Lifecycle/Target date funds	Vanguard ® 2040 Fund / The Vanguard Group, Inc.	0.14%	15.47%	11.71%	9.90%
Lifecycle/Target date funds	Vanguard ® 2045 Fund / The Vanguard Group, Inc.	0.15%	16.30%	12.09%	10.09%
Lifecycle/Target date funds	Vanguard ® 2050 Fund/ The Vanguard Group, Inc.	0.15%	16.39%	12.10%	10.09%
Lifecycle/Target date funds	Vanguard ® 2055 Fund/ The Vanguard Group, Inc	0.15%	16.32%	12.09%	10.10%
Lifecycle/Target date funds	Vanguard ® 2060 Fund/ The Vanguard Group, Inc.	0.15%	16.32%	12.08%`	11.10%	1/19/2012
Large value	T Rowe Price Equity Income Fund — Investor Class/ T Rowe Price Associates, Inc.	0.65%	1.32%	10.02%	9.34%
Large Blend	Vanguard 500 Index Admiral Shares / The Vanguard Group, Inc.	0.04%	18.37%	15.18%	13.85%
Large growth	T Rowe Price Growth Stock Fund — Investor Class / T Rowe Price Associates, Inc.	0.64%	36.93%	19.16%	16.86%
Large growth	Putnam VT Sustainable Leaders IA / Putnam Investment Management, LLC.	0.66%	29.04%	19.51%	15.49%
Mid value	Vanguard Selected Value / The Vanguard Group, Inc.	0.31%	5.85%	8.88%	9.96%
Mid blend	Vanguard Extended Market Index Admiral Shares / The Vanguard Group, Inc.	0.06%	32.21%	16.05%	13.22%

Type/Investment Objective	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1-year	5-year	10-year/ Since Inception	Inception Date
Mid growth	Vanguard Mid-Cap Growth Fund / The Vanguard Group, Inc.	0.34%	33.41%	15.86%	13.71%
Small value	T Rowe Price Small-Cap Value Fund — Investor Class / T Rowe Price Associates, Inc.	0.80%	12.50%	12.87%	10.51%
Small blend	Vanguard Small Cap Index Admiral Shares / The Vanguard Group, Inc.	0.05%	19.11%	13.60%	12.01%
Small growth	MFS VIT New Discovery Initial Class/MFS	0.87%*	45.89%	22.98%	14.70%
International stock funds	T Rowe Price Emerging Markets Stock Fund — Investor Class / T Rowe Price Associates, Inc.	1.21%	17.63%	14.80%	5.21%
International stock funds	T Rowe Price Overseas Stock Fund — Investor Class / T Rowe Price Associates, Inc.	0.80%	9.23%	8.31%	6.06%
International stock funds	Vanguard Developed Markets Index — Admiral Shares / The Vanguard Group, Inc.	0.07%	10.26%	8.31%	5.92%
International stock funds	American Funds IS International Growth and Income 1 / Capital Research and Management CompanySM	0.68%	6.24%	8.20%	5.69%
International stock funds	Vanguard Emerging Markets Stock Index Admiral Share / The Vanguard Group, Inc.	0.14%	15.24%	11.70%	3.12%
Real Estate	T Rowe Price Global Real Estate — Investor Class / T Rowe Price Associates, Inc.	0.95%*	-3.92%	3.97%	5.77%
Real Estate	Vanguard Real Estate Index Fund Admiral Shares / The Vanguard Group, Inc.	0.12%	-4.65%	5.65%	8.68%
Intermediate-Term bond	Vanguard Total Bond Market Index Admiral Shares / The Vanguard Group, Inc.	0.05%	7.72%	4.46%	3.80%
Intermediate-Term bond	American Funds IS US Government Securities 1 / Capital Research and Management CompanySM	0.23%	10.09%	3.93%	3.37%
Intermediate-Term bond	Fidelity VIP Investment Grade Bond IC/Fidelity Management and Research	0.39%	9.39%	5.43%	4.34%
Global bond	Vanguard VIF Global Bond Index / The Vanguard Group, Inc.	0.13%	6.67%		4.68%	9/7/2017

Type/Investment Objective	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1-year	5-year	10-year/ Since Inception	Inception Date
Multi-Sector bond	T Rowe Price Spectrum Income Fund — Investor Class / T Rowe Price Associates, Inc.	0.62%	6.06%	5.93%	4.84%
High yield bond	Vanguard High-Yield Corporate Fund Admiral Shares / The Vanguard Group, Inc.	0.13%	5.39%	7.18%	6.50%
Short-term bond	Vanguard VIF Short-Term Investment Grade Bond / The Vanguard Group, Inc.	0.14%	5.49%	3.39%	2.73%
Balanced	Calvert VP SRI Balanced I Calvert Research and Management. /Calvert Research and Management.	0.63%	15.26%	10.94%	9.40%
Money market	Vanguard Federal Money Market Fund / The Vanguard Group, Inc.	0.11%	0.45%	1.10%	0.56%

*These expenses reflect temporary fee reductions. The details about these waivers can be found in the underlying fund prospectus at dfinview.com/HoraceMann/TAHD/PRPQ.

This Summary Prospectus incorporates by reference the Horace Mann Personal Retirement Planner Individual Qualified Flexible Premium Deferred Variable Annuity Contract prospectus and Statement of Additional Information (SAI), both dated May 1, 2021, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.
EDGAR Filing Number C000182313

Summary Prospectus for New Investors
for Horace Mann Personal Retirement Planner Individual Non-Qualified Flexible Premium Deferred Variable Annuity Contract
Issued by
Horace Mann Life Insurance Company
May 1, 2021
This Summary Prospectus summarizes key features of the Contract (“Horace Mann Personal Retirement Planner Individual Non-Qualified Flexible Premium Deferred Variable Annuity Contract”). Before you invest, You should also review the prospectus for the Horace Mann Personal Retirement Planner Individual Non-Qualified Flexible Premium Deferred Variable Annuity Contract, which contains more information about the Contract, including its features, benefits, and risks. You can find the prospectus and other information about the Contract online at dfinview.com/HoraceMann/TAHD/PRPNQ. You can also obtain this information at no cost by calling 1-800-999-1030 or by sending an email request to contactcenterannuity@horacemann.com.
You may cancel Your Contract within 30 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, You will receive any Variable Account Value plus, any fees or charges deducted from the portion of the premium payment(s) allocated to the Variable Account, plus any premium payments allocated to the fixed account. This amount will be reduced by any withdrawals, excluding surrender charges, if applicable, and any outstanding loan balance. If You live in California, return Your Contract within 30 days, and do not direct Your premium to be invested in a stock or bond portfolio, You will be entitled to a refund of the premium and any policy fee paid. If You direct that the premium be invested in a stock or bond portfolio, You will be entitled to a refund of the policy's Account Value on the day the policy is received by the insurance company or agent who sold You this policy, which could be less than the premium You paid for the policy, plus any policy fee paid. We will pay the refund within 10 calendar days after We receive the Contract. Upon return of the Contract, it will be deemed void. You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
The Securities and Exchange Commission has not approved or disapproved this contract or passed upon the adequacy of this summary prospectus. Any representation to the contrary is a criminal offense.
To receive prospectuses and other annuity-related documents electronically, sign-up for eDelivery. Visit https://customer.horacemann.com/MyAccount/Login/Login to register or log in to your account. Your eDelivery preferences can be found on the eCommunications tab in My Profile.
This prospectus and the underlying fund prospectuses are also available online at dfinview.com/HoraceMann/TAHD/PRPNQ.
We appreciate your cooperation as we work to reduce the volume of paper we distribute. While we’re committed to providing you with the information you need in the format you prefer, we are always looking for ways to reduce paper use.
Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the shareholder reports for underlying investment options available under your variable annuity contract (“reports”) will no longer be sent by mail, unless you specifically request paper copies of the reports from Horace Mann Life Insurance Company (“HMLIC”). Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
If you already elected to receive reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive reports and other communications from HMLIC electronically by logging into the “my account” section of horacemann.com and clicking on edelivery preferences. Once in the edelivery preferences you can indicate your preference for edelivery. Or, you can call customer service at 1-800-999-1030 and elect to have your reports delivered to you electronically.
You may elect to receive all future reports in paper free of charge. You can inform HMLIC that you wish to continue receiving paper copies of reports by logging into the “my account” section of horacemann.com and electing to receive your shareholder reports in paper. You can also call 1-800-999-1030 and ask customer service to change your election. Your election to receive reports in paper will apply to all underlying investment options available under your variable annuity contract.
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2

Definitions
Account Value: The sum of the Fixed Account Value and the Variable Account Value.
Accumulation Unit: A unit of measurement used to determine the value of a Contract Owner’s interest in a Subaccount before Annuity Payments begin.
Accumulation Unit Value: The value of an Accumulation Unit on any Valuation Date.
Contract: The individual flexible premium deferred variable annuity contract this prospectus offers.
Contract Anniversary: The same day and month as the Issue Date of Your Contract for each succeeding year of Your Contract.
Contract Owner (You, Your): The individual or entity to whom the Contract is issued.
Qualified Retirement Plan: Employer retirement plans established under Internal Revenue Code (IRC) Sections 401(a) or 403(b) or 457(b) and individual retirement arrangements under IRC Sections 408 and 408A.
Separate Account: The Horace Mann Life Insurance Company Separate Account, a segregated variable investment account consisting of Subaccounts each of which invests in a corresponding Underlying Fund. The Separate Account was established by HMLIC under Illinois law and is registered as a unit investment trust under the Investment Company Act of 1940, as amended (the “Act”).
Subaccount: A division of the Separate Account that invests in shares of a corresponding Underlying Fund.
Underlying Funds, Portfolio Companies: All open-end management investment companies registered under the Act that are listed in this document and are available for investment by the Separate Account. The terms Underlying Funds and Portfolio Companies are used interchangeably in this prospectus.
Variable Account Value: The dollar value of the Subaccount(s) under the Contract before Annuity Payments begin. This dollar value will vary based on the investment performance of the corresponding Underlying Fund(s).
Important Information You Should Consider About the Contract
	Fees and Expenses	Location in Statutory Prospectus
Charges For Early Withdrawals	The Contract currently does not include any charges for withdrawals or surrenders from the Contract.	The Contract - Deductions and Expenses - Surrender Charges
Transaction Charges	There are no charges for Contract Owner transactions.	The Contract - Transactions
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	Fees and Expenses			Location in Statutory Prospectus
Ongoing Fees and Expenses (Annual Charges)	The table below describes the fees and expenses that You may pay each year, depending on the options You choose. Please refer to Your Contract data page for information about the specific fees You will pay each year based on the options You have elected.	The Contract - Deductions and Expenses - Mortality and Expense Risk Fee (“M&E Fee”)

The Contract - Deductions and Expenses - Annual Maintenance Fee

Additional Information About Fees - Annual Portfolio Company Expenses
	Annual Fee	Minimum	Maximum
	Base Contract	1.28% of the Account Value	1.28% of the Account Value
	Investment Options (Portfolio Company Fees and Expenses)	0.13% as a percentage of Underlying Fund assets	0.96% as a percentage of Underlying Fund assets
	Optional benefits Available for an Additional Charge (For a Single Optional Benefit, if Elected)	No optional benefits are available.	No optional benefits are available.
Because Your Contract is customizable, the choices You make affect how much You will pay. To help You understand the cost of owning Your Contract, the following table shows the lowest and highest cost You could pay each year, based on current charges. This estimate assumes that You do not take withdrawals from the Contract.
	LOWEST ANNUAL COST:	HIGHEST ANNUAL COST:
	$1,431	$2,262
	Assumes:	Assumes:
• Investment of $100,000
• 5% annual appreciation
• Least expensive combination of Contract classes and Portfolio Company fees and expenses
• No optional benefits
• No sales charges
• No additional purchase payments, transfers or withdrawals	• Investment of $100,000
• 5% annual appreciation
• Most expensive combination of Contract classes, and Portfolio Company fees and expenses
• No optional benefits
• No sales charges
• No additional purchase payments, transfers or withdrawals
Risks
Risk of Loss	You can lose money by investing in this Contract, including loss of principal.			The Contract - Principle Risks of Investing in the Contract - Poor Investment Performance
Not a Short-term Investment	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.
	The benefits of tax deferral also mean the Contract is more beneficial to investors with a long-time horizon.			The Contract - Principle Risks of Investing in the Contract - Poor Investment Performance
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	Risks	Location in Statutory Prospectus
Risks Associated with Investment Options	An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the Investment Options available under the Contract (e.g., Underlying Funds).
Each Investment Option (including any fixed account Investment Option) will have its own unique risks.
	You should review these Investment Options before making an investment decision.	Horace Mann Life Insurance Company - The Fixed Account - The Separate Account and the Underlying Funds - The Underlying Funds
Insurance Company Risks	An investment in the Contract is subject to the risks related to Horace Mann Life Insurance Company (HMLIC). Any obligations (including under any fixed account Investment Options), guarantees, or benefits are subject to the claims-paying ability of HMLIC. More information about HMLIC, including its financial strength ratings, is available upon request from HMLIC, and may be obtained by calling 1-800-999-1030 or visiting http://www.horacemann.com/why-us/a-history-of-financial-strength.	Horace Mann Life Insurance Company - The Fixed Account - The Separate Account and the Underlying Funds - The Fixed Account

Horace Mann Life Insurance Company - The Fixed Account - The Separate Account and the Underlying Funds - The Separate Account

The Contract - Deductions and Expenses - Risks We Assume
Restrictions
Investments	HMLIC reserves the right to remove or substitute Underlying Funds as Investment Options that are available under the Contract.
At any time before the Contract’s Annuity Date, You may transfer amounts from one Subaccount to another, and to and from the fixed account of the Contract, subject to certain restrictions.
We reserve the right to restrict or terminate the transfer privilege for any specific Contract Owner if, in Our judgment, the Contract Owner is using the Contract for the purposes of market timing or for any other purpose that We, in Our sole discretion determine to be potentially detrimental to other shareholders of an Underlying Fund.

If HMLIC determines that You are engaging in a pattern of transfers that reflects a market timing strategy or is potentially harmful to other Contract Owners, it will notify You in writing of any restrictions.	Horace Mann Life Insurance Company - The Fixed Account - The Separate Account and the Underlying Funds - The Underlying Funds - Selection of Underlying Funds

The Contract - Transactions - Transfers

The Contract - Transactions - Market Timing
Optional Benefits	No optional benefits are available.
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	Taxes	Location in Statutory Prospectus
Tax Implications	An investor should consult with a tax professional to determine the tax implications of an investment in and purchase payments received under the Contract. Generally, all or a portion of any distribution from a Non-Qualified Contract will be taxable as ordinary income and may be subject to an early distribution penalty tax.	Tax Consequences - Taxation of Non-Qualified Contracts
Conflicts of Interest
Investment Professional Compensation	Some investment professionals may receive compensation for selling a contract to investors. This compensation is typically paid in the form of commissions, but the sale of the Contract may also count toward the investment professional’s qualification for receipt of cash and non-cash compensation related to sales incentives or contests. These investment professionals may have a financial incentive to offer or recommend the Contract over another investment.	Other Information - Distribution of the Contract
Exchanges	Some investment professionals may have a financial incentive to offer an investor a new contract in place of the one he or she already owns. That investor should only exchange his or her existing Contract if he or she determines, after comparing the features, fees, and risks of both contracts, that it is preferable for him or her to purchase the new Contract rather than continue to own the existing contract.	The Contract - Transactions - Conversions/Exchanges
Overview of the Contract
What is the purpose of this Contract, and what is it designed to do?
The purpose of the Contract is to help individuals who are seeking long-term, tax-deferred accumulation of funds.
The Contract can be used to supplement Your retirement income by providing accumulated funds that can be used for retirement or by providing a stream of income payments during the payout phase. It also offers death benefits to protect Your designated beneficiaries. This Contract may be appropriate if You have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Underlying Funds.
To determine the Contract You own, look in the bottom left-hand corner of Your Contract for the form number. This prospectus applies to all HMLIC Contracts with a form number of ICC16-469 or IC-469 immediately followed by any combination of 3 letters and/or numbers.
How Do I Accumulate Assets in this Contract and Receive Income from the Contract?
Your Contract has two phases: 1) an accumulation (savings) phase; and 2) a payout (income) phase.
1) Accumulation (Savings) Phase
The accumulation phase is the period of time (often several years or even decades) during which You are making premium payments into Your Contract. To help You accumulate assets, You can invest Your premium payments in:
•	Portfolio Companies (mutual funds), a broad range of varying asset categories (such as lifecycle/target date, large company value, small company growth, and bond funds, among others). Each has its own investment strategies, investment advisers, expense ratios, and returns; and
•	a fixed account option, which offers a guaranteed interest rate during a selected period. The guaranteed rate is established at issue and will be re-determined every 5 years thereafter, but will never be less than 1%. The fixed account is part of HMLIC’s general account.
A list of Portfolio Companies in which You can invest is provided in Appendix A: Portfolio Companies Available Under the Contract, located in the back of the prospectus along with their primary investment objectives, the adviser, current expenses and performance information for each Underlying Fund.
2) Payout (Income) Phase
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You can elect to annuitize Your Contract and turn Your Account Value into a stream of income payments (sometimes called Annuity Payments), at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for Your entire life, or for the longer of a fixed period or Your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the Investment Options You select.
Please note that if You annuitize, Your investments will be converted to income payments and You may no longer be able to choose to withdraw money at will from Your Contract. All death benefits terminate upon annuitization.
What are the Primary Features and Options that this Contract Offers?
Accessing Your money. Until You annuitize, You have full access to Your money. You can choose to withdraw Your Account Value at any time (although if You withdraw early, You may have to pay income taxes, including a penalty tax if You are younger than age 59 ½).
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on Your investments are generally tax-deferred. You are taxed only when: (1) You make a withdrawal; (2) You receive an income payment from the Contract; or (3) upon payment of a death benefit.
Systematic Withdrawals. Before Commencement of an Annuity Period, You may select systematic withdrawals. You may choose monthly, quarterly, semi-annual or annual withdrawals, with the exception of Required Minimum Distributions which are paid annually. As with any withdrawal, systematic withdrawals will reduce the Account Value of the Contract.
Death benefits. Your Contract includes a basic death benefit that will pay Your designated beneficiaries the greater of: (1) the Account Value; or (2) the Net Premium paid, less an adjustment for any withdrawals and a reduction for any outstanding loan balance. An adjustment for any withdrawal is determined by dividing the withdrawal amount by the Account Value immediately prior to the withdrawal and multiplying the resulting fraction by the death benefit immediately prior to the withdrawal.
Portfolio rebalancing and dollar cost averaging. At no additional charge, You may select portfolio rebalancing, which automatically rebalances the Investment Options You select to maintain Your chosen mix of Investment Options. Alternately, at no additional charge, You may select dollar cost averaging, which automatically transfers a specific amount of money from the fixed account to the Investment Options You have selected, at set intervals over a specific period of time.
Benefits Available Under the Contract
The following table summarizes information about the benefits available under the Contract.
Name of benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Death Benefit	If You die before the Annuity Date and while the Contract is in force, pays Your designated beneficiaries the greater of: (1) the Account Value; or (2) the Net Premium paid, less an adjustment for any withdrawals and a reduction for any outstanding loan balance.	Standard	None	None
Portfolio Rebalancing	Automatically rebalances the Investment Options You select (either monthly, quarterly or annually) to maintain	Standard	None	Cannot use with the dollar cost averaging option. Only available during the accumulation phase.
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Name of benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
	Your chosen mix of investment option			Subject to portfolio restrictions.
Dollar Cost Averaging	Automatically transfers a specific amount of money from the Fixed Account to the Investment Options You have selected, at set intervals over a specific period of time.	Standard	None	Cannot use with the portfolio rebalancing option. Only available during the accumulation phase. Subject to portfolio restrictions.
Systematic Withdrawals	Automatically withdraws money (either monthly, quarterly, semi-annually or annually) from the Investment Options You select. The amount of the withdrawals are determined by the systematic withdrawal option you select.	Standard	None	Cannot use with the dollar cost averaging option. Only available during the accumulation phase. Subject to portfolio restrictions.
Buying the Contract
How Do I Purchase the Personal Retirement Planner Non-Qualified Variable Annuity Contract?
To purchase a Contract, You must complete an application bearing all requested signatures and a client profile form, in those instances when the purchase of this product was the result of a recommendation.
How Much Can I Contribute and How are My Contributions Invested?
Your premium payments will be invested in the Investment Options that You choose.
Non-Qualified Policies (Purchased using after-tax dollars)
Minimum Initial Annual Premium	$25 per month
Minimum Subsequent Annual Premiums	$300 annually
Maximum Subsequent Premiums (per Contract Year after 1st Contract Anniversary)	As permitted by IRS regulations
Maximum Total Premiums	$1,000,000 without Our prior approval
* For Non-Qualified Contracts, We reserve the right to reject any premium payments for any reason. We may also permit You to invest more than the maximum amounts listed above if You obtain Our prior approval.
After Your initial premium payment, You are not required to make any additional premium payments under Your Contract.
When Will Any Premium Payments that I Make be Credited to My Account?
Net Premium payments allocated to the Separate Account will be applied at the applicable Accumulation Unit Value next determined following receipt in good form (sufficiently clear so that We do not need to exercise any discretion to follow such instructions). The minimum premium payment for the Contract is $25 per month or $300 per year. HMLIC limits the maximum cumulative premium to $1 million without Our prior approval. After the first Contract Year, We reserve the right to limit premium payments to a maximum of $25,000 each Contract Year.
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If a registered representative recommended and completed the application and associated forms, the appropriate broker-dealer has approved the suitability and best interest of the sale, Your application is complete and Your initial premium payment has been received at Our Home Office, We will issue Your Contract within two business days of its receipt, and credit Your initial Net Premium to Your Contract.
If an incomplete application is received, HMLIC will promptly request additional information needed to process the application. Any initial premium payment received by HMLIC will be held in a suspense account, without interest, for a period not exceeding five business days unless otherwise directed by the applicant. If the necessary information is not received within these five business days HMLIC will return any initial premium payment received by HMLIC, unless otherwise directed by the applicant.
Allocation of Net Premiums—When You complete Your application, You will give Us instructions on how to allocate Your Net Premium payments among the fixed account and/or the available Subaccounts. The amount You direct to a particular Subaccount or to the fixed account must be in whole number percentages from 5% to 100% of the Net Premium payment. If You make additional premium payments, We will allocate the Net Premiums in the same manner as Your initial Net Premium payment. A request to change the allocation of premium payments will be effective on the Valuation Date of receipt of the request in good form.
Premium payments allocated to the Separate Account are credited on the basis of Accumulation Unit Value. The number of Accumulation Units purchased by Your premium payments is determined by dividing the dollar amount credited to each Subaccount by the applicable Accumulation Unit Value next determined following receipt of the payment at Our Home Office. The value of an Accumulation Unit is affected by the investment experience of the Underlying Fund, expenses and the deduction of certain charges under the Contract.
Accumulation Units are valued on each Valuation Date. If We receive Your premium payment before 3:00 p.m. Central Time (or before the close of the NYSE, if earlier), We will process the order using the applicable Subaccount Accumulation Unit Value determined at the close of that Valuation Date. If We receive Your premium payment at or after 3:00 p.m. Central Time (or at or after the close of the NYSE if earlier), We will process the order using the applicable Subaccount Accumulation Unit Value determined at the close of the next Valuation Date.
Making Withdrawals: Accessing the Money in Your Contract
Can I Access the Money in My Account During the Asset Accumulations (Savings) Phase?
Yes. However, withdrawal of Account Value is subject to any restrictions imposed by the Internal Revenue Code (IRC). However, if not restricted by the IRC, You may surrender the Contract or withdraw part of Your Account Value for cash before Annuity Payments begin.
What is the Process to Request a Withdrawal of Money from My Contract?
You may request a surrender or a partial withdrawal by submitting a signed, HMLIC form to HMLIC at Our Home Office at P.O. Box 4657, Springfield, Illinois 62708-4657. The kind of HMLIC form to be used will depend on whether any proceeds from the withdrawal/surrender are to be sent to any party other than the Contract Owner. A Contract Owner may request a HMLIC withdrawal/surrender form by writing to P.O. Box 4657, Springfield, Illinois 62708-4657or by calling 800-999-1030 or may download the form on Our secure website at horacemann.com.
For each withdrawal, You may specify the account(s) from which the withdrawal will be deducted. Unless You specify otherwise, withdrawals will be deducted from the fixed account and the Subaccount(s), each in proportion to their share of the sum of the Account Value in these accounts. The Account Value will be reduced by the amount We distribute, per Your request, any applicable surrender charges and/or any applicable taxes. Withdrawals from the Contract will reduce the Account Value, the amount available to purchase Annuity Payments under the Contract, and the Death Benefit. Any partial withdrawal is subject to a $100 minimum and may not reduce the Contract Owner’s Account Value to less than $100.
The surrender or partial withdrawal of Variable Account Value (including a rollover, exchange, etc.) is determined on the basis of the accumulation Unit Value. Withdrawals and surrenders will be processed either on a Valuation Date specified by You in a request, provided the Valuation Date specified occurs on or after receipt of the request in good form at Our Home Office, or on the Valuation Date following the receipt of such request in good form at Our Home Office. HMLIC ordinarily completes a transaction within seven calendar days after receipt of a request in good form for a partial withdrawal or surrender.
Can I Access the Money in My Account During the Annuity (Income) Phase?
You will receive payments under the Annuity Payment option You select. However, You generally may not take any other withdrawals.
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Additional Information About Fees
The following tables describe the fees and expenses that You will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to Your Contract specification page for information about the specific fees You will pay each year based on the options You have elected.
The first table describes the fees and expenses that You will pay at the time that You buy the Contract, surrender or make withdrawals from the Contract, or transfer Account Value between Investment Options. State premium taxes may also be deducted.
Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments)	None
Deferred Sales Load (or Surrender Charge) (as a percentage of amount surrendered)	None
Exchange Fee	None
The next table describes the fees and expenses that You will pay each year during the time that You own the Contract (not including Portfolio Company fees and expenses).
Annual Contract Expenses
Administrative Expenses (1)	$ 35 (2)
Base Contract Expenses (as a percentage of average Account Value)	1.25%
Optional Benefit Expenses (as a percentage of benefit base or other (e.g., average Account Value))	N/A
Loan Interest	8%
(1)	We sometimes use multiple Contract numbers, with the same first nine digits in the numbers, to segregate multiple sources of funds for a Contract Owner, such as employee versus employer. In these situations, We will deduct only one annual maintenance fee per year for those multiple Contract numbers. We reserve the right to change the annual maintenance fee for Contracts issued in the future.
(2)	For Contracts issued on and After May 1, 2019.
The next item shows the minimum and maximum total operating expenses charged by the Portfolio Companies that You may pay periodically during the time that You own the Contract. A complete list of Portfolio Companies available under the Contract, including their annual expenses, may be found at the back of this document.
Annual Portfolio Company Expenses	Minimum	Maximum
(expenses that are deducted from Portfolio Company assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.13%	0.96%
Example
This Example is intended to help You compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses, and Annual Portfolio Company Expenses.
The Example assumes that You invest $100,000 in the Contract for the time periods indicated. The Example also assumes that Your investment has a 5% return each year and assumes the most expensive combination of Annual Portfolio Company Expenses and optional benefits available for an additional charge. Although Your actual costs may be higher or lower, based on these assumptions, Your costs would be:
$35 Administrative Expense
If You surrender Your Contract at the end of the applicable time period:	1 year	3 years	5 years	10 years
	$2,262	$6,968	$11,926	$25,517
$25 Administrative Expense
If You surrender Your Contract at the end of the applicable time period:	1 year	3 years	5 years	10 years
	$2,252	$6,939	$11,878	$25,428
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Appendix A: Portfolio Companies Available Under the Contract
The following is a list of Portfolio Companies available under the Contract. More information about the Portfolio Companies is available in the prospectuses for the Portfolio Companies, which may be amended from time to time and can be found online at dfinview.com/HoraceMann/TAHD/PRPNQ. You can also request this information at no cost by calling 1-800-999-1030 or by sending an email request to contactcenterannuity@horacemann.com.
The current expenses and performance information below reflects fees and expenses of the Portfolio Companies, but do not reflect the other fees and expenses that Your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Portfolio Company’s past performance is not necessarily an indication of future performance.
Type/Investment Objective	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1-year	5-year	10-year/ Since Inception	Inception Date
Lifecycle/Target date funds	Fidelity ® VIP Freedom Income Portfolio Initial Class / Fidelity Management and Research Co.	0.39%	10.47%	6.57%	4.97%
Lifecycle/Target date funds	Fidelity ® VIP Freedom Portfolio 2020 Initial Class / Fidelity Management and Research Co.	0.53%	15.06%	10.00%	8.16%
Lifecycle/Target date funds	Fidelity ® VIP Freedom Portfolio 2025 Initial Class / Fidelity Management and Research Co.	0.56%	15.95%	10.58%	8.89%
Lifecycle/Target date funds	Fidelity ® VIP Freedom Portfolio 2030 Initial Class / Fidelity Management and Research Co.	0.59%	16.89%	11.58%	9.51%
Lifecycle/Target date funds	Fidelity ® VIP Freedom Portfolio 2035 Initial Class / Fidelity Management and Research Co.	0.65%	18.28%	12.51%	10.20%
Lifecycle/Target date funds	Fidelity ® VIP Freedom Portfolio 2040 Initial Class / Fidelity Management and Research Co.	0.67%	19.28%	12.77%	10.38%
Lifecycle/Target date funds	Fidelity ® VIP Freedom Portfolio 2045 Initial Class / Fidelity Management and Research Co.	0.67%	19.27%	12.77%	10.44%
Lifecycle/Target date funds	Fidelity ® VIP Freedom Portfolio 2050 Initial Class / Fidelity Management and Research Co.	0.67%	19.28%	12.76%	10.44%
Lifecycle/Target date funds	Fidelity ® VIP Freedom Portfolio 2055 Initial Class / Fidelity Management and Research Co.	0.67%	19.28%		18.18%	4/11/2019
Lifecycle/Target date funds	Fidelity ® VIP Freedom Portfolio 2060 Initial Class / Fidelity Management and Research Co.	0.67%	19.30%		18.19%	4/11/2019
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Type/Investment Objective	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1-year	5-year	10-year/ Since Inception	Inception Date
Large Value	American Funds IS® Washington Mutual Investors 1 / Capital Research and Management CompanySM.	0.27%*	9.04%	11.14%	11.18%
Large Blend	Vanguard VIF Equity Index / Vanguard Group.	0.14%	18.20%	15.05%	13.72%
Large Growth	T Rowe Price Blue Chip Growth Port / T. Rowe Price Associates, Inc..	0.75%*	34.28%	19.52%	17.49%
Large Growth	Putnam VT Sustainable Leaders IA / Putnam Investment Management, LLC.	0.66%	29.04%	19.52%	15.49%
Mid Value	MFS VIT III Mid Cap Value Portfolio Initial Class / MFS	0.81%	3.87%	9.72%	10.84%
Mid Blend	Vanguard VIF Mid Cap Index / The Vanguard Group, Inc.	0.17%	18.07%	13.14%	12.26%
Mid Growth	Janus Henderson Enterprise Portfolio Instl / Janus Capital Management LLC.	0.72%	19.47%	18.21%	15.25%
Small Value	DFA VA US Targeted Value / Dimensional Fund Advisors LP	0.33%	3.98%	8.45%	9.35%
Small Blend	MFS VIT III Blended Research Small Cap Equity Initial Class / MFS	0.55%	2.23%	11.32%	10.83%
Small Growth	MFS VIT New Discovery (Initial) / MFS	0.87%*	45.89%	22.98%	14.70%
Developed Markets	Vanguard VIF International / The Vanguard Group.	0.38%	57.58%	21.30%	12.10%
Developed Markets	American Funds IS International Growth and Income / Capital Research and ManagementSM.	0.68%	6.24%	8.20%	5.69%
Emerging Markets	American Funds IS® New World 1/ Capital Research and ManagementSM.	0.59%*	23.89%	13.62%	6.80%
Real Estate	Vanguard VIF REIT Index / The Vanguard Group.	0.26%	-4.85%	5.66%	8.60%
Intermediate-term Bond	Vanguard VIF Total Bond Mkt Idx / The Vanguard Group.	0.14%	7.58%	4.36%	3.71%
Intermediate-term Bond	American Funds IS US Government Securities 1 / Capital Research and ManagementSM	0.23%*	10.09%	3.93%	3.37%
Global Bond	Vanguard VIF Global Bond Index / The Vanguard Group.	0.13%	6.67%		4.68%	9/7/2017
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Type/Investment Objective	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1-year	5-year	10-year/ Since Inception	Inception Date
High Yield Bond	BlackRock High Yield V.I. Class I / BlackRock Advisors, LLC.	0.58%*	7.27%	7.85%	6.58%
Short-Term Bond	Vanguard VIF Short-Term Investment Grade Bond / The Vanguard Group	0.14%	5.49%	3.39%	2.73%
Balanced	Calvert VP SRI Balanced I / Calvert Research and Management.	0.63%	15.26%	10.94%	9.40%
Money Market	Goldman Sachs VIT Government Money Market Fund / Goldman Sachs Asset Management, L.P	0.18%	0.43%	1.06%	0.74%	10/16/2013

*These expenses reflect temporary fee reductions. The details about these waivers can be found in the underlying fund prospectus at dfinview.com/HoraceMann/TAHD/PRPNQ.
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This Summary Prospectus incorporates by reference the Horace Mann Personal Retirement Planner Individual Non-Qualified Flexible Premium Deferred Variable Annuity Contract prospectus and Statement of Additional Information (SAI), both dated May 1, 2021, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.
EDGAR Filing Number C000182314